UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

01/26/05

Date of Report (Date of Earliest Event Reported)

KEYSTONE AUTOMOTIVE INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

California	0-28568	95-2920557
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

700 East Bonita Avenue, Pomona, California 91767

(Address of principal executive offices) (Zip Code)

(909) 624-8041

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item: 5.03. Amendment to Articles of Incorporation Bylaws; Change in Fiscal Year.

Effective January 26, 2005, the Board of Directors Amended Section 3.3(b) of the Company’s Amended and Restated Bylaws to increase the number of directors from seven to eight.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 01, 2005

KEYSTONE AUTOMOTIVE INDUSTRIES, INC.

By	/s/ James C. Lockwood
James C. Lockwood, Secretary